CBHC Financialcorp, Inc.
Unaudited Consolidated Statement of Condition
( in thousands)
	December 31, 2010	June 30, 2011
ASSETS
Cash and due from banks	$12,452	$14,109
Federal funds sold	22,270	21,844
Cash and cash equivalents	35,722	35,953
Certificates of Deposit
Investment securities available for sale
Investment securities held to maturity	7,772	7,021
Loans receivable	89,540	85,681
Allowance for loan losses	(926)	(926)
Loan Charge Offs
Net Loans	88,614	84,755
Bank properties and equipment, net	1,955	1,908
Accrued interest receivable	353	333
Deferred taxes	267	267
Other assets	1,436	787

TOTAL ASSETS:	$136,119	$131,025

LIABILITIES AND SHAREHOLDER'S EQUITY
Deposits:
Demand - non interest bearing	$6,680	$7,203
Demand - interest bearing	32,375	32,628
Savings	16,993	16,019
Time	68,771	63,243
Total Deposits	124,819	119,094
Advances from borrowers for insurance and taxes	470	526
Other liabilities	1,879	1,618
Total liabilities	127,168	121,238

SHAREHOLDER'S EQUITY
Common Stock	8	8
Surplus	7,492	8,030
Retained Earnings	326	1,449
Current year earnings	1,125	300
Dividends Declared	-	-
Accumulated Other Comprehensive Gain/(Loss)	-	-
Total shareholder's equity	8,951	9,787

TOTAL LIABILITIES AND SHAREHOLDER'S EQUITY	$136,119	$131,025

CBHC Financialcorp, Inc.
Unaudited Consolidated Statement of Income
( in thousands)	Six Months	Six Months
	Ending	Ending
	June 30, 2010	June 30, 2011
INTEREST INCOME:
Interest and Fees on Loans	$2,776	$2,500
Interest on Investment Securities	-	-
Held to maturity	461	224
Available for Sale	111
Non-Taxable
Other Interest Income	14	24
Total Interest Income	3,362	2,748
INTEREST EXPENSE:
Interest on Deposits	861	682
Interest on Borrowed Funds	40	40
Total Interest expense	901	722
Net Interest Income	2,462	2,062
Provision for Loan Losses	135
Net Interest Income after
Provision for Loan Losses	1,489	2,026
Other Income:
Service Charges on Deposit Accounts	41	26
Other Operating Income	31	20
Realized G/L on Securities AFS	(31)
Total Other Income	42	46
Other Expenses:
Salaries and Employee Benefits	770	789
Net Occupancy Expense	144	146
Equipment Costs	36	34
Data and item processing	177	170
Advertising and marketing	15	12
Office supplies, communications and postage	30	22
Professional fees	144	110
Other Operating Expenses	63	255
Total Other Expenses	1,379	1,538

Income Before Income Taxes	989	534
Income Taxes	415	235
NET INCOME	$574	$299

CBHC Financialcorp, Inc.
Unaudited Consolidated Statement of Shareholder's Equity
(in thousands)

				Accumulated
	Common		Accumulated	Other Comp
	Stock	Surplus	(Deficit)/Earnings	Income	Total
BALANCE DECEMBER 31, 2010	$8	$7,492	$1,451	$	$8,951

Net Income			151		151

Other comprehensive income, net Unrealized gains on securities available for sale occurring during the period

BALANCE MARCH 31, 2011	$8	$7,492	$1,602	$	$9,102

Net Income		538	147		685

Other comprehensive income, net unrealized gains on securities available for sale occurring during the period

BALANCE JUNE 30, 2011	$8	$8,030	$1,749	$	$9,787

CBHC Financialcorp, Inc.
Unaudited Consolidated Statements of Cash Flows
(in thousands)

	Six	Six
	Months Ending	Months Ending
	June 30, 2010	June 30, 2011
Cash flows from operating activities:
Net income (loss)	$574	$299
Adjustments to reconcile net income (loss) to net cash
Provided by operating activities:
Provision for loan losses	135
Depreciation	52	47

Amortization of securities premiums/discounts, net	(1)
Net realized (gain) loss on sale of securities	18
Accrued interest receivable	37	21
Other assets	(26)	503
Accrued expenses and other liabilities	163	363
Net cash provided by operating activities	952	1,233

Cash flows from investing activities:
Proceeds from maturities/paydowns of securities HTM	4,068	890
Purchase of securities HTM
Purchase of securities AFS	-	-
Purchase of FHLB stock		17
Net increase in loans	3,634	3,769
Purchase of premises and equipment
Net cash used in investing activities	7,702	4,676

Cash flows from financing activities:
Net increase in deposits	2,238	(5,735)
Net increase in advances from borrowers for insurance and taxes	(35)	57
Net cash provided by financing activities	2,203	(5,678)

Increase (decrease) in cash and cash equivalents	10,857	231

Cash and cash equivalents at beginning of year	9,027	35,722
Cash and cash equivalents at end of year	$19,884	$35,953

Cash Paid during the year for:
Interest	$522	$353
Income taxes	$64	$110